                                                                    Exhibit 99.2


                      PFIZER INC. AND SUBSIDIARY COMPANIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                                                                    Three Months Ended
                                                                                 -----------------------
                                                                                 April 2,       April 4,
(millions, except per share data)                                                  2000           1999
                                                                                 --------       --------

Revenues ..................................................................       $ 7,222       $  6,580

Costs and expenses:
 Cost of sales ............................................................         1,207          1,262
 Selling, informational and
  administrative expenses .................................................         2,794          2,641
 Research and development expenses ........................................         1,061            929
 Merger-related costs .....................................................         1,838             --
 Other (income)/deductions-net ............................................           (88)            38
                                                                                  -------       --------
Income before provision for taxes on income and minority interests ........           410          1,710

Provision for taxes on income .............................................           613            495

Minority interests ........................................................             1              1
                                                                                  -------       --------

Net income/(loss) .........................................................       $  (204)      $  1,214
                                                                                  =======       ========
Income/(loss) per common share:
  Basic ...................................................................       $  (.03)      $    .20
                                                                                  =======       ========
  Diluted .................................................................       $  (.03)      $    .19
                                                                                  =======       ========

Weighted average shares used to calculate income/(loss) per common share amounts:
  Basic ...................................................................         6,152          6,123
                                                                                  =======       ========
  Diluted .................................................................         6,152          6,360
                                                                                  =======       ========

Cash dividends per common share*...........................................       $   .09       $.07 1/3
                                                                                  =======       ========

We have restated all periods presented to reflect the merger with Warner-Lambert Company on June 19, 2000, which was accounted for as a pooling of interests.

* Cash dividends per common share are those of pre-merger Pfizer.

See accompanying Notes to Condensed Consolidated Financial Statements.

                      PFIZER INC. AND SUBSIDIARY COMPANIES
                      CONDENSED CONSOLIDATED BALANCE SHEET


                                                                                            April 2,        Dec. 31,
(millions of dollars)                                                                         2000**          1999*
                                                                                            --------        --------
                                    ASSETS
                                    ------
Current Assets
 Cash and cash equivalents ..........................................................       $  1,360        $  2,358
 Short-term investments .............................................................          4,886           4,028
 Accounts receivable, less allowance for doubtful accounts: $238 and $230 ...........          5,079           5,368
 Short-term loans ...................................................................            155             273
 Inventories
  Finished goods ....................................................................          1,053           1,147
  Work in process ...................................................................            955             977
  Raw materials and supplies ........................................................            475             464
                                                                                            --------        --------
   Total inventories ................................................................          2,483           2,588
 Prepaid expenses and taxes .........................................................          1,758           1,696
                                                                                            --------        --------
   Total current assets .............................................................         15,721          16,311
Long-term loans and investments .....................................................          1,956           1,764
Property, plant and equipment, less accumulated depreciation: $4,591 and $4,506 .....          8,820           8,685
Goodwill, less accumulated amortization:
 $274 and $256 ......................................................................          1,844           1,870
Other assets, deferred taxes and deferred charges ...................................          3,235           2,742
                                                                                            --------        --------

   Total assets .....................................................................       $ 31,576        $ 31,372
                                                                                            ========        ========
                       LIABILITIES AND SHAREHOLDERS' EQUITY
                       ------------------------------------
Current Liabilities
 Short-term borrowings, including current portion of long-term debt: $23 and $24 ....       $  3,980        $  5,299
 Accounts payable ...................................................................          1,677           1,889
 Dividends payable ..................................................................             --             349
 Income taxes payable ...............................................................          1,268           1,079
 Accrued compensation and related items .............................................            791             905
 Other current liabilities ..........................................................          2,676           2,706
                                                                                            --------        --------
   Total current liabilities ........................................................         10,392          12,227
Long-term debt ......................................................................          3,336           1,774
Postretirement benefit obligation other than pension plans ..........................            512             515
Deferred taxes on income ............................................................            577             485
Other noncurrent liabilities ........................................................          2,444           2,421
                                                                                            --------        --------
   Total liabilities ................................................................         17,261          17,422

Shareholders' Equity
 Preferred stock ....................................................................             --              --
 Common stock .......................................................................            334             332
 Additional paid-in capital .........................................................          6,836           5,943
 Retained earnings ..................................................................         18,048          18,459
 Accumulated other comprehensive expense ............................................         (1,108)         (1,045)
 Employee benefit trusts ............................................................         (2,975)         (2,888)
 Treasury stock, at cost ............................................................         (6,820)         (6,851)
                                                                                            --------        --------

   Total shareholders' equity .......................................................         14,315          13,950
                                                                                            --------        --------
   Total liabilities and shareholders' equity .......................................       $ 31,576        $ 31,372
                                                                                            ========        ========

We have restated all periods presented to reflect the merger with Warner-Lambert Company on June 19, 2000, which was accounted for as a pooling of interests.

* Condensed from restated audited financial statements.
** Unaudited.

See accompanying Notes to Condensed Consolidated Financial Statements.

                      PFIZER INC. AND SUBSIDIARY COMPANIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)


(millions of dollars)                                                                                  Three Months Ended
                                                                                                    -----------------------
                                                                                                    April 2,       April 4,
                                                                                                      2000           1999
                                                                                                    --------       --------
Operating Activities
--------------------
Net income/(loss) ...........................................................................       $  (204)       $ 1,214
 Adjustments to reconcile net income (loss) to net cash provided by operating activities:....
   Depreciation and amortization ............................................................           244            214
   Gain on sale equity investments ..........................................................          (135)            --
   Other ....................................................................................           120              5
   Changes in assets and liabilities ........................................................           110           (831)
                                                                                                    -------        -------

Net cash provided by operating activities ...................................................           135            602
                                                                                                    -------        -------
Investing Activities
--------------------
 Purchases of property, plant and equipment .................................................          (454)          (551)
 Purchases of short-term investments,
  net of maturities .........................................................................        (2,783)        (2,477)
 Proceeds from redemptions of
  short-term investments ....................................................................         1,942          1,250
 Purchases of long-term investments .........................................................           (70)           (47)
 Proceeds from sale of equity investments ...................................................           161              5
 Other investing activities .................................................................            40             38
                                                                                                    -------        -------

Net cash used in investing activities .......................................................        (1,164)        (1,782)
                                                                                                    -------        -------
Financing Activities
--------------------
 Increase in short-term debt ................................................................         6,508          1,598
 Repayments of short-term debt...............................................................        (6,256)           (30)
 Proceeds from long-term debt ...............................................................             2          2,722
 Repayments of long-term debt ...............................................................            (1)        (2,707)
 Proceeds from common stock issuances .......................................................            18             --
 Purchases of common stock ..................................................................            --           (727)
 Cash dividends paid ........................................................................          (541)          (449)
 Stock option transactions and other ........................................................           302            183
                                                                                                    -------        -------

Net cash provided by financing activities ...................................................            32            590
                                                                                                    -------        -------
Effect of exchange-rate changes on cash and cash equivalents ................................            (1)           (70)
                                                                                                    -------        -------
Net decrease in cash and cash equivalents ...................................................          (998)          (660)
                                                                                                    -------        -------
Cash and cash equivalents at beginning of period ............................................         2,358          2,407
                                                                                                    -------        -------

Cash and cash equivalents at end of period ..................................................       $ 1,360        $ 1,747
                                                                                                    =======        =======

We have restated all periods presented to reflect the merger with Warner-Lambert Company on June 19, 2000, which was accounted for as a pooling of interests.

See accompanying Notes to Condensed Consolidated Financial Statements.

                      PFIZER INC. AND SUBSIDIARY COMPANIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


Note 1:  Basis of Presentation

We prepared the condensed consolidated financial statements following the requirements of the Securities and Exchange Commission (SEC) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by GAAP (generally accepted accounting principles) can be condensed or omitted. We made certain reclassifications to the 1999 condensed consolidated financial statements to conform to the 2000 presentation.

The financial statements include the assets and liabilities and the operating results of subsidiaries operating outside the U.S. Balance sheet amounts and operating results for certain subsidiaries operating outside of the U.S., are as of and for the three-month periods ending February 27, 2000 and February 28, 1999.

On June 19, 2000 we completed our merger with Warner-Lambert Company (Warner-Lambert) by issuing approximately 2,440 million shares of our common stock for all the outstanding common stock of Warner-Lambert. As a result of this merger, each share of Warner-Lambert common stock issued and outstanding, other than shares owned directly or indirectly by Warner-Lambert, was converted into the right to receive 2.75 shares of Pfizer common stock. Warner-Lambert develops, manufactures and markets a diversified line of health care and consumer products.

The merger qualified as a tax-free reorganization and was accounted for as a pooling of interests. We restated all prior period consolidated financial statements presented to reflect the combined results of operations, financial position and cash flows of both companies as if they had always been merged. Prior to the merger, the only significant transactions between Pfizer and Warner-Lambert occurred under the Lipitor marketing agreements. We have eliminated these transactions from the restated financial statements. Certain reclassifications were made to conform the presentation of the restated financial statements.

Note 2:  Responsibility for Interim Financial Statements

We are responsible for the unaudited financial statements included in this document. The financial statements include all normal and recurring adjustments that are considered necessary for the fair presentation of our financial position and operating results. As these are condensed financial statements, one should also read the restated 1999 financial statements and notes included as
Exhibit 99.1 to our Current Report on Form 8-K dated September 1, 2000.

Revenues, expenses, assets and liabilities can vary during each quarter of the year. Therefore, the results and trends in these interim financial statements may not be the same as those for the full year.

Note 3:  Comprehensive Income

(millions of dollars)                                          Three Months Ended
                                                            -----------------------
                                                            April 2,       April 4,
                                                              2000           1999
                                                            --------       --------

Net income/(loss)                                           $  (204)       $ 1,214
Other comprehensive expense:
 Currency translation adjustment and hedges                    (116)          (315)
 Holding gain/(loss) arising during period, net
  of tax                                             146              (24)
 Reclassification adjustment, net of tax             (93)              --
                                                   -------          -------
  Net gain/(loss) on investment securities                       53            (24)
                                                            -------        -------
Total other comprehensive expense                               (63)          (339)
                                                            -------        -------
                                                            $  (267)       $   875
Total comprehensive income/(loss)                           =======        =======

The change in currency translation adjustment and hedges included in "Accumulated other comprehensive expense" for the first quarter of 2000 was:


(millions of dollars)                                       2000
                                                            ----

Opening balance                                          $(1,028)
Translation adjustments and hedges                          (116)
                                                         -------
Ending balance                                           $(1,144)
                                                         =======

Note 4:  Earnings Per Share

Basic earnings per common share and diluted earnings per common share were computed as follows:


                                                                     Three Months Ended
                                                                  ------------------------
                                                                  April 2,        April 4,
(millions, except per share data)                                   2000            1999
                                                                  --------        --------

Net income/(loss)                                                 $  (204)        $ 1,214
                                                                  =======         =======
Basic:
 Weighted average number of common shares outstanding               6,152           6,123
                                                                  =======         =======
 Income/(loss) per common share                                   $  (.03)        $   .20
                                                                  =======         =======
Diluted:
 Weighted average number of common shares outstanding               6,152           6,123
 Common share equivalents--stock options and stock
  issuable under employee compensation plans                           --             237
                                                                  -------         -------
 Weighted average number of common shares outstanding
  and common share equivalents                                      6,152           6,360
                                                                  =======         =======

 Income/(loss) per common share                                   $  (.03)        $   .19
                                                                  =======         =======

Stock options and contingent shares equivalents of 170 million shares of common stock were outstanding during the first quarter of 2000. These potential common shares were excluded from the computation of diluted earnings per share because their inclusion would have had an antidilutive effect.

Note 5:  Segment Information

For the three months ended April 2, 2000 and April 4, 1999:


                                        Pharma-        Consumer           Corporate/
(millions of dollars)                  ceuticals       Products             Other           Consolidated
                                       ---------       --------           ----------        ------------

Total revenues              2000        $ 5,837        $ 1,385            $    --            $ 7,222
                            1999          5,239          1,341                 --              6,580

Segment profit              2000        $ 2,141        $   220            $(1,951)(1)        $   410(2)
                            1999          1,787            199               (276)(1)          1,710(2)

(1) Includes interest income/(expense) and corporate expenses. Corporate includes other income/(expense) of our financial subsidiaries, certain performance-based compensation expenses not allocated to the operating segments and merger-related costs.

(2) Consolidated total equals income from continuing operations before provision for taxes on income and minority interests.

Note 6:  Certain Significant Items

In the first quarter of 2000, "Merger-related costs" consisted of $1,838 million of transaction costs related to the termination of the proposed
Warner-Lambert/American Home Products Corporation merger.

In the first quarter of 2000, we sold certain research-related equity investments for proceeds of $161 million, resulting in a pre-tax gain of $135 million which is included in "Other (income)/deductions-net". The investments had specific identification cost bases and were classified as available-for-sale.

In the first quarter of 2000, we announced that we were discontinuing the sale of Rezulin. We recorded one-time pre-tax costs of $103 million associated with the withdrawal of Rezulin that consisted primarily of product returns and inventory write-offs. These costs are recorded in "Other
(income)/deductions-net".

In the first quarter of 2000, we sold the Omnicef brand resulting in a pre-tax gain of $39 million which is included in "Other (income)/deductions-net".

Note 7:  Subsequent Events

On April 27, 2000, our board of directors:

- voted to continue the current share-purchase program begun in September 1998 up to limits of the remaining $1.9 billion in cost with a maximum of 140 million additional shares

- declared a $.09 per share second-quarter 2000 cash dividend on our common stock, payable on June 8, 2000 to all shareholders who owned shares on May 11, 2000

Prior to the merger, Warner-Lambert's Board of Directors declared a $.24 per share dividend in both the first and second quarters of 2000.

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT



To the Shareholders and Board of Directors of Pfizer Inc.:

We have reviewed the condensed consolidated balance sheet of Pfizer Inc. and Subsidiary Companies as of April 2, 2000 and the related condensed consolidated statements of income and cash flows for the three-month periods ended April 2, 2000 and April 4, 1999. These condensed consolidated financial statements are the responsibility of the Company's management. The condensed consolidated financial statements give retroactive effect to the merger effective June 19, 2000 of Pfizer Inc. and Subsidiary Companies and Warner-Lambert Company and its subsidiaries, which has been accounted for as a pooling of interests as described in Note 1 to the condensed consolidated financial statements.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Pfizer Inc. and Subsidiary Companies as of December 31, 1999 and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended (not presented herein), prior to restatement for the pooling of interests referred to above; and in our report dated February 14, 2000, we expressed an unqualified opinion on those consolidated financial statements. The financial statements of Warner-Lambert Company and its subsidiaries for the year ended December 31, 1999, were audited by other auditors whose report, dated January 24, 2000, except for Note 6 to those financial statements as to which the date is February 7, 2000, expressed an unqualified opinion on those financial statements (not presented herein). We have also audited the adjustments that were applied to restate the December 31, 1999 consolidated financial statement of Pfizer Inc. and Subsidiary Companies for the pooling of interests referred to above (not presented herein). In our opinion such adjustments are appropriate and have been properly applied and the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1999, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


                                    KPMG LLP

New York, New York
May 17, 2000, except as to pooling of interests of Pfizer Inc.
and Warner-Lambert Company which is as of June 19, 2000.